UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

FORGEROCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TO: ALL FORGEROCKERS

FROM: CEO Fran Rosch

DATE: October 11, 2022

SUBJECT: ForgeRock to be Acquired by Thoma Bravo for $2.3B

Team,

Moments ago, we announced an agreement to be acquired by Thoma Bravo, one of the world’s leading software investment firms, for $23.25 per share, in an all-cash transaction valued at approximately $2.3 billion. The offer represents a premium of approximately 53% over ForgeRock’s closing share price on October 10, 2022, the last full trading day prior to the transaction announcement, and a premium of 44% over the volume weighted average price of ForgeRock stock for the 30 days ending October 10, 2022.

Upon closing of the acquisition, ForgeRock will once again be a private company. Our mission will stay the same—to help people simply and safely access the connected world. Congratulations ForgeRockers—this is an important milestone and we’re about to embark on an exciting new chapter of the ForgeRock story!

Thoma Bravo has deep expertise in the security and identity solutions sector, and a proven track record of partnering with companies like ForgeRock to accelerate growth and innovation. The transaction offers a unique opportunity to create value for all of our stakeholders by further positioning ForgeRock to capture new opportunities in the expanding cybersecurity market. Together, we will further accelerate our mission of providing industry-leading identity solutions for the enterprise.

Investors bet on people, and one of the biggest is betting on us. Thoma Bravo is as focused as we are on investing in and growing our business. But most importantly, Thoma Bravo believes in our vision and values a people-centric approach. We will continue to innovate in digital identity and deliver world-class solutions to our customers. I am personally committed to ensuring our core values of passion, collaboration, ownership, balance, learn and grow, and respect individuality will guide us in this next phase of our journey.

I’m proud of the work we’ve done so far. Together, we will continue to architect and deliver the future of digital identity for the enterprise.

Please join the ForgeRock Leadership Team at a Company All Hands meeting today to learn more at one of the following times:

•	8:00 am PT
•	4:00 pm PT
•	7:00 pm PT

Of note, these meetings will not be recorded or replayed, so please make every effort to attend.

Today is just the first step as we progress towards the transaction close, which is expected to occur in the first half of 2023. In the interim, it is business as usual and important that we all stay focused on delivering value for our customers. We will publish an internal FAQ to Connect later today that contains answers to many of the questions that are likely top of mind.

In the event you receive questions from a member of the media, as always, please forward those to Kristen Batch at Kristen.Batch@forgerock.com. For our customer and partner-facing teams, we will be reaching out directly to provide a set of materials for use in response to inbound inquiries.

As a reminder of our social media policy, you are a representative of ForgeRock and your words could be viewed as ForgeRock’s. While you can retweet or share posts that have been published on ForgeRock’s corporate channels, please do not voice your own opinions regarding our company and this announcement, or use any unapproved language on social media.

I look forward to speaking with you soon.

Fran

Additional Information and Where to Find It

ForgeRock, Inc. (“ForgeRock”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of ForgeRock (the “Transaction”). ForgeRock plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in ForgeRock’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 13, 2022. To the extent that holdings of ForgeRock’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, ForgeRock will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT FORGEROCK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by ForgeRock with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of ForgeRock’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by ForgeRock with the SEC in connection with the Transaction will also be available, free of charge, at ForgeRock’s investor relations website (https://investors.forgerock.com) or by writing to ForgeRock, Inc., Attention: Investor Relations, 201 Mission Street, Suite 2900, San Francisco, California 94105.

Forward-Looking Statements

This communication and ForgeRock, Inc.’s other filings and press releases may contain forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by ForgeRock’s Board of Directors in approving the Transaction; and expectations for ForgeRock following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of ForgeRock’s assumptions prove incorrect, ForgeRock’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from ForgeRock’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring the Company to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; (iv) the nature, cost and outcome of any legal proceeding that may be instituted against us and others relating to the Transaction; (v) economic, market, business or geopolitical conditions (including resulting from the COVID-19 pandemic, inflationary pressures, supply chain disruptions, or the military conflict in Ukraine and related sanctions against Russia and Belarus) or competition, or changes in such conditions, negatively affecting ForgeRock’s business, operations and financial performance; (vi) the effect of the announcement or pendency of the Transaction on our business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of ForgeRock management or employees during the pendency of the Transaction; (vii) the amount of the costs, fees, expenses and charges related to the merger agreement or the Transaction; (viii) the risk that our stock price may fluctuate during the pendency of the Transaction and may decline significantly if the Transaction is not completed; (ix) possible disruption related to the Transaction to ForgeRock’s current plans and operations, including through the loss of customers and employees; and (x) other risks and uncertainties detailed in the periodic reports that ForgeRock files with the SEC, including ForgeRock’s Annual Report on Form 10-K filed with the SEC on March 9, 2022, ForgeRock’s quarterly report on Form 10-Q filed with the SEC on August 12, 2022, and subsequent filings. All forward-looking statements in this communication are based on information available to ForgeRock as of the date of this communication, and ForgeRock does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.